Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, D.C. 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Fourth Quarter and Full Year 2019 Financial Results

•	Record Full Year 2019 Revenues of $2.353 Billion, Up 16.0% Compared to $2.028 Billion in Prior Year

•	Record Full Year 2019 EPS of $5.69, Up 44.8% Compared to $3.93 in Prior Year; Record Full Year 2019 Adjusted EPS of $5.80, Up 45.0% Compared to $4.00 in Prior Year

•	Record Fourth Quarter 2019 Revenues of $602.2 Million, Up 19.3% Compared to Prior Year Quarter

•	Fourth Quarter 2019 EPS of $0.76 Compared to $0.61 in Prior Year Quarter; Fourth Quarter 2019 Adjusted EPS of $0.80 Compared to $0.83 in Prior Year Quarter

•	Announces $100 Million Increase in Share Repurchase Authorization and Introduces 2020 Guidance

Washington, D.C., February 25, 2020 — FTI Consulting, Inc. (NYSE: FCN) today released financial results for the fourth quarter and full year ended December 31, 2019.

For the full year 2019, revenues of $2.353 billion increased $324.8 million, or 16.0%, compared to revenues of $2.028 billion in the prior year. Excluding the estimated negative impact from foreign currency translation, revenues increased $351.2 million, or 17.3%, compared to the prior year. The increase in revenues was driven by higher demand across all business segments compared to the prior year. Net income of $216.7 million compared to $150.6 million in the prior year. The increase in net income was primarily due to higher operating profits across all business segments, lower interest expense and a lower effective tax rate. 2018 net income included a $13.0 million gain related to the sale of the Company’s Ringtail e-discovery software and related business (“Ringtail divestiture”), which was partially offset by a $9.1 million loss on early extinguishment of debt related to the Company’s redemption of $300.0 million of its 6.0% Senior Notes due 2022 (the “2022 Senior Notes”).

Adjusted EBITDA of $343.9 million, or 14.6% of revenues, compared to $265.7 million, or 13.1% of revenues, in the prior year. The increase in Adjusted EBITDA was primarily due to higher revenues across all business segments, which was partially offset by higher compensation, primarily related to an increase in variable compensation and a 17.8% increase in billable headcount, as well as higher selling, general and administrative (“SG&A”) expenses compared to the prior year.

Full year 2019 fully diluted earnings per share (“EPS”) of $5.69 compared to $3.93 in the prior year. 2019 EPS included $8.6 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes due 2023 (“2023 Convertible Notes”), which reduced EPS by $0.17, and a $2.1 million tax gain related to the Ringtail divestiture, which increased EPS by $0.06. 2018 EPS included a $9.1 million loss on early extinguishment of debt, which reduced EPS by $0.17, and $3.0 million of non-cash interest expense related to the 2023 Convertible Notes, which reduced EPS by $0.06. This was partially offset by the $13.0 million gain from the Ringtail divestiture, which increased 2018 EPS by $0.16. 2019 Adjusted EPS of $5.80, which excludes the non-cash interest expense and tax gain from the Ringtail divestiture, compared to Adjusted EPS of $4.00 in the prior year. 2018 Adjusted EPS excluded the loss on early extinguishment of debt, non-cash interest expense and gain from the Ringtail divestiture.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “The level of notable growth we have achieved the last couple of years only happens through intense commitment by our people in support of our clients, together with major efforts to attract and support them as they build businesses. I therefore want to thank our leadership and teams across the globe for that commitment and congratulate the entire team on the success.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $217.9 million for the year ended December 31, 2019 compared to $230.7 million for the year ended December 31, 2018. The year-over-year decrease in net cash provided by operating activities was largely due to the pace of cash collections lagging the increase in revenues throughout the year.

Cash and cash equivalents of $369.4 million at December 31, 2019 compared to $258.5 million at September 30, 2019 and $312.1 million at December 31, 2018. Total debt, net of cash, of ($53.1) million at December 31, 2019 improved compared to $57.8 million at September 30, 2019 and $4.2 million at December 31, 2018. The sequential decrease in total debt, net of cash, was due to an increase in cash provided by operating activities, which was partially offset by cash used for share repurchases.

During the quarter, the Company repurchased 259,823 shares of its common stock at an average price per share of $107.71 for a total cost of $28.0 million. In full year 2019, the Company repurchased 1,258,420 shares of its common stock at an average price per share of $84.16 for a total cost of $105.9 million. As of December 31, 2019, approximately $66.6 million remained available for stock repurchases under the Company’s $400.0 million stock repurchase authorization. On February 20, 2020, the Company’s Board of Directors authorized an additional $100.0 million to repurchase shares of FTI Consulting’s outstanding common stock pursuant to its stock repurchase program, for an aggregate authorization of $500.0 million. As of February 24, 2020, FTI Consulting had repurchased 7,140,941 shares of its outstanding common stock at an average price per share of $46.66 for an aggregate cost of approximately $333.2 million. After giving effect to share repurchases through such date and the increased authorization, FTI Consulting has approximately $166.6 million remaining available for common stock repurchases under the program. No time limit was established for the completion of the program, and the program may be suspended, discontinued or replaced by the Board at any time without prior notice.

Under the program, FTI Consulting may repurchase shares in open-market purchases or any other method in accordance with applicable securities laws and regulations. The specific timing and amount of repurchases will be determined by FTI Consulting’s management, in its discretion, and will vary based on market conditions, securities law limitations and other factors. The repurchases may be funded using available cash on hand or a combination of cash and available borrowings under FTI Consulting’s senior secured revolving bank credit facility.

Fourth Quarter 2019 Results

Fourth quarter 2019 revenues of $602.2 million increased $97.2 million, or 19.3%, compared to revenues of $505.0 million in the prior year quarter. The increase in revenues was driven by higher demand across all business segments and an increase in pass-through revenues compared to the prior year quarter. Net income of $29.1 million compared to $23.7 million in the prior year quarter. The increase in net income was primarily due to higher operating profits in the Economic Consulting and Technology segments. 2018 fourth quarter net income included a $9.1 million loss on early extinguishment of debt related to the Company’s redemption of $300.0 million of its 2022 Senior Notes.

Adjusted EBITDA of $58.3 million, or 9.7% of revenues, compared to $53.7 million, or 10.6% of revenues, in the prior year quarter. The increase in Adjusted EBITDA was primarily due to higher revenues across all business segments, which was partially offset by higher compensation related to an increase in variable compensation and a 17.8% increase in billable headcount, as well as higher SG&A expenses compared to the prior year quarter.

Fourth quarter 2019 EPS of $0.76 compared to $0.61 in the prior year quarter. Fourth quarter 2019 EPS included $2.2 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which reduced EPS by $0.04. Fourth quarter 2018 EPS included a $9.1 million loss on early extinguishment of debt, which reduced EPS by $0.17, and $2.1 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which reduced EPS by $0.05. Fourth quarter 2019 Adjusted EPS of $0.80, which excludes the non-cash interest expense, compared to Adjusted EPS of $0.83 in the prior year quarter. Fourth quarter 2018 Adjusted EPS excluded the loss on early extinguishment of debt and non-cash interest expense.

Fourth Quarter 2019 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $36.3 million, or 25.1%, to $181.1 million in the quarter compared to $144.8 million in the prior year quarter. The increase in revenues was due to higher demand for restructuring and business transformation and transactions services, as well as higher success fees. Acquisition-related revenues contributed $12.6 million, or 8.7% of the increase, compared to the prior year quarter. Adjusted Segment EBITDA of $24.8 million, or 13.7% of segment revenues, compared to $24.3 million, or 16.8% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was nearly offset by higher compensation, primarily related to an increase in variable compensation and a 25.9% increase in billable headcount, as well as higher SG&A expenses, including costs related to the August 2019 acquisition.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $18.2 million, or 13.8%, to $150.3 million in the quarter compared to $132.1 million in the prior year quarter. The increase in revenues was primarily due to higher demand for investigations and disputes services. Adjusted Segment EBITDA of $17.4 million, or 11.6% of segment revenues, compared to $21.5 million, or 16.3% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was more than offset by higher compensation, primarily related to a 17.2% increase in billable headcount and higher variable compensation as well as higher SG&A expenses.

Economic Consulting

Revenues in the Economic Consulting segment increased $24.7 million, or 19.2%, to $153.1 million in the quarter compared to $128.4 million in the prior year quarter. The increase in revenues was primarily due to higher demand for merger and acquisition-related antitrust and financial economics services, as well as higher realization for international arbitration services. Adjusted Segment EBITDA of $17.3 million, or 11.3% of segment revenues, compared to $12.1 million, or 9.4% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by an increase in compensation, primarily related to higher variable compensation and an 11.6% increase in billable headcount.

Technology

Revenues in the Technology segment increased $9.8 million, or 23.5%, to $51.5 million in the quarter compared to $41.7 million in the prior year quarter. The increase in revenues was primarily due to higher demand for global cross-border and merger and acquisition-related “second request” services. Adjusted Segment EBITDA of $7.8 million, or 15.1% of segment revenues, compared to $2.7 million, or 6.4% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was due to higher revenues, which was partially offset by higher compensation, primarily related to an 18.0% increase in billable headcount and an increase in SG&A expenses.

Strategic Communications

Revenues in the Strategic Communications segment increased $8.3 million, or 14.3%, to $66.3 million in the quarter compared to $58.0 million in the prior year quarter. The increase in revenues was due to a $4.5 million increase in pass-through revenues and higher project-based revenues in North America and Europe, the Middle East and Africa, primarily related to corporate reputation services. Adjusted Segment EBITDA of $9.9 million, or 14.9% of segment revenues, compared to $11.3 million, or 19.5% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was more than offset by higher compensation, primarily related to a 13.6% increase in billable headcount and higher SG&A expenses.

2020 Guidance

The Company estimates that revenues for full year 2020 will range between $2.450 billion and $2.550 billion. The Company estimates that full year 2020 EPS will range between $5.32 and $5.82 and that Adjusted EPS will range between $5.50 and $6.00. The variance between EPS and Adjusted EPS guidance for 2020 includes estimated non-cash interest expense of $0.18 per share related to the Company’s 2023 Convertible Notes.

Fourth Quarter and Full Year 2019 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss fourth quarter and full year 2019 financial results at 9:00 a.m. Eastern Time on Tuesday, February 25, 2020. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 5,500 employees located in 27 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.35 billion in revenues during fiscal year 2019. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Certain of these financial measures are considered not in conformity with GAAP (“non-GAAP financial measures”) under the U.S. Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP financial measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income and Adjusted Segment EBITDA, which are GAAP financial measures, below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin, which is a non-GAAP financial measure, as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these non-GAAP financial measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock;

adverse financial, real estate or other market and general economic conditions; and other future events, which could impact each of our segments differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions; retention of staff and clients; new laws and regulations, or changes thereto, including the 2017 U.S. Tax Cuts and Jobs Act; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$369,373	$312,069
Accounts receivable:
Billed receivables	540,584	437,797
Unbilled receivables	418,288	319,205
Allowances for doubtful accounts and unbilled services	(265,500)	(202,394)

Accounts receivable, net	693,372	554,608
Current portion of notes receivable	35,106	29,228
Prepaid expenses and other current assets	80,810	69,448

Total current assets	1,178,661	965,353
Property and equipment, net	93,672	84,577
Operating lease assets	159,777	—
Goodwill	1,202,767	1,172,316
Other intangible assets, net	38,432	34,633
Notes receivable, net	69,033	84,471
Other assets	40,800	37,771

Total assets	$2,783,142	$2,379,121

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$158,936	$104,600
Accrued compensation	416,903	333,536
Billings in excess of services provided	36,698	44,434

Total current liabilities	612,537	482,570
Long-term debt, net	275,609	265,571
Non-current operating lease liabilities	176,378	—
Deferred income taxes	151,352	155,088
Other liabilities	78,124	127,067

Total liabilities	1,294,000	1,030,296

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 37,390 (2019) and 38,147 (2018)	374	381
Additional paid-in capital	216,162	299,534
Retained earnings	1,413,453	1,196,727
Accumulated other comprehensive loss	(140,847)	(147,817)

Total stockholders’ equity	1,489,142	1,348,825

Total liabilities and stockholders’ equity	$2,783,142	$2,379,121

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2019	2018
	(unaudited)

Revenues	$602,218	$504,993

Operating expenses
Direct cost of revenues	418,672	340,162
Selling, general and administrative expenses	133,032	118,163
Amortization of other intangible assets	2,314	1,865

	554,018	460,190

Operating income	48,200	44,803

Other income (expense)
Interest income and other	(3,680)	2,903
Interest expense	(4,835)	(7,076)
Loss on early extinguishment of debt	—	(9,072)

	(8,515)	(13,245)

Income before income tax provision	39,685	31,558
Income tax provision	10,624	7,834

Net income	$29,061	$23,724

Earnings per common share — basic	$0.80	$0.63

Weighted average common shares outstanding — basic	36,545	37,368

Earnings per common share — diluted	$0.76	$0.61

Weighted average common shares outstanding — diluted	38,126	38,628

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0 and $0	$23,195	$(10,185)

Total other comprehensive income (loss), net of tax	23,195	(10,185)

Comprehensive income	$52,256	$13,539

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Year Ended December 31,
	2019	2018
Revenues	$2,352,717	$2,027,877

Operating expenses
Direct cost of revenues	1,534,896	1,328,074
Selling, general and administrative expenses	504,074	465,636
Amortization of other intangible assets	8,152	8,162

	2,047,122	1,801,872

Operating income	305,595	226,005

Other income (expense)
Interest income and other	2,061	4,977
Interest expense	(19,206)	(27,149)
Gain on sale of business	—	13,031
Loss on early extinguishment of debt	—	(9,072)

	(17,145)	(18,213)

Income before income tax provision	288,450	207,792
Income tax provision	71,724	57,181

Net income	$216,726	$150,611

Earnings per common share — basic	$5.89	$4.06

Weighted average common shares outstanding — basic	36,774	37,098

Earnings per common share — diluted	$5.69	$3.93

Weighted average common shares outstanding — diluted	38,111	38,318

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0 and $373	$6,970	$(27,602)

Total other comprehensive income (loss), net of tax	6,970	(27,602)

Comprehensive income	$223,696	$123,009

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)
Net income	$29,061	$23,724	$216,726	$150,611
Add back:
Loss on early extinguishment of debt	—	9,072	—	9,072
Tax impact of loss on early extinguishment of debt	—	(2,359)	—	(2,359)
Non-cash interest expense on convertible notes	2,195	2,080	8,606	3,019
Tax impact of non-cash interest expense on convertible notes	(571)	(534)	(2,237)	(775)
Gain on sale of business	—	—	—	(13,031)
Tax impact of gain on sale of business (1)	—	—	(2,097)	6,798

Adjusted net income	$30,685	$31,983	$220,998	$153,335

Earnings per common share — diluted	$0.76	$0.61	$5.69	$3.93
Add back:
Loss on early extinguishment of debt	—	0.23	—	0.23
Tax impact of loss on early extinguishment of debt	—	(0.06)	—	(0.06)
Non-cash interest expense on convertible notes	0.06	0.06	0.23	0.08
Tax impact of non-cash interest expense on convertible notes	(0.02)	(0.01)	(0.06)	(0.02)
Gain on sale of business	—	—	—	(0.34)
Tax impact of gain on sale of business (1)	—	—	(0.06)	0.18

Adjusted earnings per common share — diluted	$0.80	$0.83	$5.80	$4.00

Weighted average number of common shares outstanding — diluted	38,126	38,628	38,111	38,318

(1)	In 2019, represents a discrete tax adjustment resulting from a change in estimate related to the accounting for the sale of Ringtail.

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2020
	Low	High
Guidance on estimated earnings per common share — diluted (GAAP) (1)	$5.32	$5.82
Non-cash interest expense on convertible notes, net of tax	0.18	0.18

Guidance on estimated adjusted earnings per common share (non-GAAP) (1)	$5.50	$6.00

(1)

The forward-looking guidance on estimated 2020 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, or gain or loss on sale of a business as these items are dependent on future events that are uncertain and difficult to predict. The forward-looking guidance excludes any shares of common stock potentially issuable upon conversion of the 2023 Convertible Notes from the calculation of EPS.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended December 31, 2019 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$29,061
Interest income and other							3,680
Interest expense							4,835
Income tax provision							10,624

Operating income	$22,478	$15,895	$16,022	$4,942	$8,483	$(19,620)	$48,200
Depreciation and amortization	1,037	1,187	1,280	2,862	694	710	7,770
Amortization of other intangible assets	1,283	287	44	—	700	—	2,314

Adjusted EBITDA	$24,798	$17,369	$17,346	$7,804	$9,877	$(18,910)	$58,284

Year Ended December 31, 2019	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$216,726
Interest income and other							(2,061)
Interest expense							19,206
Income tax provision							71,724

Operating income	$152,948	$98,648	$78,201	$35,022	$39,174	$(98,398)	$305,595
Depreciation and amortization	3,858	4,635	5,734	10,666	2,476	2,784	30,153
Amortization of other intangible assets	3,929	1,152	177	—	2,894	—	8,152

Adjusted EBITDA	$160,735	$104,435	$84,112	$45,688	$44,544	$(95,614)	$343,900

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME TO ADJUSTED EBITDA

(in thousands)

Three Months Ended December 31, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$23,724
Interest income and other							(2,903)
Interest expense							7,076
Loss on early extinguishment of debt							9,072
Income tax provision							7,834

Operating income	$22,620	$20,134	$10,667	$426	$9,975	$(19,019)	$44,803
Depreciation and amortization	894	1,042	1,398	2,248	555	835	6,972
Amortization of other intangible assets	767	303	44	—	767	—	1,881

Adjusted EBITDA	$24,281	$21,479	$12,109	$2,674	$11,297	$(18,184)	$53,656

Year Ended December 31, 2018	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$150,611
Interest income and other							(4,977)
Interest expense							27,149
Gain on sale of business							(13,031)
Loss on early extinguishment of debt							9,072
Income tax provision							57,181

Operating income	$115,124	$91,262	$64,052	$14,912	$37,250	$(96,595)	$226,005
Depreciation and amortization	3,428	4,237	5,607	12,405	2,302	3,557	31,536
Amortization of other intangible assets	3,108	1,322	296	70	3,366	—	8,162

Adjusted EBITDA	$121,660	$96,821	$69,955	$27,387	$42,918	$(93,038)	$265,703

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended December 31, 2019 (unaudited)
Corporate Finance & Restructuring	$181,054	$24,798	13.7%	59%	$455	1,194
Forensic and Litigation Consulting	150,262	17,369	11.6%	59%	$343	1,351
Economic Consulting	153,054	17,346	11.3%	72%	$509	790
Technology (1)	51,533	7,804	15.1%	N/M	N/M	361
Strategic Communications (1)	66,315	9,877	14.9%	N/M	N/M	728

	$602,218	$77,194	12.8%			4,424

Unallocated Corporate		(18,910)

Adjusted EBITDA		$58,284	9.7%

Year Ended December 31, 2019
Corporate Finance & Restructuring	$723,721	$160,735	22.2%	67%	$452	1,194
Forensic and Litigation Consulting	577,780	104,435	18.1%	63%	$337	1,351
Economic Consulting	592,542	84,112	14.2%	75%	$500	790
Technology (1)	215,584	45,688	21.2%	N/M	N/M	361
Strategic Communications (1)	243,090	44,544	18.3%	N/M	N/M	728

	$2,352,717	$439,514	18.7%			4,424

Unallocated Corporate		(95,614)

Adjusted EBITDA		$343,900	14.6%

Three Months Ended December 31, 2018 (unaudited)
Corporate Finance & Restructuring	$144,784	$24,281	16.8%	61%	$458	948
Forensic and Litigation Consulting	132,083	21,479	16.3%	63%	$340	1,153
Economic Consulting	128,396	12,109	9.4%	67%	$530	708
Technology (1)	41,720	2,674	6.4%	N/M	N/M	306
Strategic Communications (1)	58,010	11,297	19.5%	N/M	N/M	641

	$504,993	$71,840	14.2%			3,756

Unallocated Corporate		(18,184)

Adjusted EBITDA		$53,656	10.6%

Year Ended December 30, 2018
Corporate Finance & Restructuring	$564,479	$121,660	21.6%	66%	$433	948
Forensic and Litigation Consulting	520,333	96,821	18.6%	64%	$331	1,153
Economic Consulting	533,979	69,955	13.1%	69%	$519	708
Technology (1)	185,755	27,387	14.7%	N/M	N/M	306
Strategic Communications (1)	223,331	42,918	19.2%	N/M	N/M	641

	$2,027,877	$358,741	17.7%			3,756

Unallocated Corporate		(93,038)

Adjusted EBITDA		$265,703	13.1%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2019	2018
Operating activities
Net income	$216,726	$150,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,153	31,536
Amortization and impairment of other intangible assets	8,152	8,162
Acquisition-related contingent consideration	2,372	479
Provision for doubtful accounts	19,602	17,872
Share-based compensation	17,978	15,577
Amortization of debt discount and issuance costs	11,615	5,456
Loss on early extinguishment of debt	—	9,072
Gain on sale of business	—	(13,031)
Deferred income taxes	(3,712)	20,831
Other	302	769
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(141,894)	(72,034)
Notes receivable	10,445	8,987
Prepaid expenses and other assets	(22,648)	(2,258)
Accounts payable, accrued expenses and other	(8,907)	8,908
Income taxes	24,496	(8,890)
Accrued compensation	61,339	52,510
Billings in excess of services provided	(8,133)	(3,885)

Net cash provided by operating activities	217,886	230,672

Investing activities
Proceeds from sale of business	—	50,283
Payments for acquisition of businesses, net of cash received	(18,791)	—
Purchases of property and equipment	(42,072)	(32,270)
Other	257	731

Net cash provided by (used in) investing activities	(60,606)	18,744

Financing activities
Borrowings under revolving line of credit	45,000	233,500
Repayments under revolving line of credit	(45,000)	(333,500)
Proceeds from issuance of convertible notes	—	316,250
Payments of long-term debt	—	(300,000)
Payments of debt issue and debt prepayment costs	—	(16,149)
Purchase and retirement of common stock	(105,797)	(55,738)
Net issuance of common stock under equity compensation plans	3,171	38,475
Payments for business acquisition liabilities	(2,282)	(3,029)
Deposits and other	1,597	2,672

Net cash used in financing activities	(103,311)	(117,519)

Effect of exchange rate changes on cash and cash equivalents	3,335	(9,789)

Net increase in cash and cash equivalents	57,304	122,108
Cash and cash equivalents, beginning of period	312,069	189,961

Cash and cash equivalents, end of period	$369,373	$312,069

FTI CONSULTING, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(in thousands)

	Year Ended December 31,
	2019	2018
Net cash provided by operating activities	$217,886	$230,672
Purchases of property and equipment	(42,072)	(32,270)

Free Cash Flow	$175,814	$198,402